EXHIBIT 10.1

Second Amendment to Credit Agreement

This Second Amendment to Credit Agreement (herein, the “Amendment”) is entered into as of September 30, 2013, by and among Pioneer Power Solutions, Inc., a Delaware corporation (the “Borrower”), the direct and indirect Domestic Subsidiaries of the Borrower, as Guarantors, and Bank of Montreal, a Canadian chartered bank acting through its Chicago branch (the “Bank”).

Preliminary Statements

A.     The Borrower, the Guarantors and the Bank entered into a certain Credit Agreement, dated as of June 28, 2013 (the Credit Agreement being referred to herein as the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B.     The Borrower has requested that the Bank make certain amendments to the Credit Agreement, and the Bank is willing to do so under the terms and conditions set forth in this Amendment.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.          Amendments.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

1.1.          The definition of “Eligible Receivables” appearing in Section 1.1 of the Credit Agreement shall be amended by amending and restating clause (c) thereof to read as follows:

(c)          is the valid, binding and legally enforceable obligation of the Account Debtor obligated thereon and such Account Debtor (i) is not a Subsidiary or an Affiliate of any Loan Party, (ii) is not a shareholder, director, officer, or employee of any Loan Party or of any of its Subsidiaries, (iii) is not the United States of America or Canada, or any state, province, or political subdivision thereof, or any department, agency or instrumentality of any of the foregoing, unless the Assignment of Claims Act or any similar state, provincial, or local statute, as the case may be, is complied with to the satisfaction of the Bank, (iv) is not a debtor under any proceeding under any Debtor Relief Law, (v) is not an assignor for the benefit of creditors, (vi) has not sold all or substantially all of its assets, or (vii) is not Siemens Corp. or any of its Affiliates;

1.2.          Section 8.10 of the Credit Agreement shall be amended by deleting the word “and” at the end of clause (f) and by replacing clause (g) thereof with the following clauses (g) and (h):

(g)          the sale of Receivables owing by Siemens Corp. or its Affiliates to Orbian and/or Orbian Corp. pursuant to a discounting agreement which is non-recourse to the Borrower or any Subsidiary and which agreement is otherwise satisfactory to the Bank and which agreement cannot be amended without the consent of the Bank; and

(h)          the Disposition of Property of any Loan Party or any Subsidiary of a Loan Party (including any Disposition of Property as part of a sale and leaseback transaction) aggregating for all Loan Parties and their Subsidiaries not more than $200,000 during any fiscal year of the Borrower; provided, however, that this clause (h) shall not permit any Loan Party to factor any of its Receivables with any party except as permitted by clause (g) above.

1.3.          Section 8.23(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(d)          Special Provision Regarding 6/30/13 and 9/30/13. With respect to the calculation of each of the foregoing covenants in this Section 8.23 for the fiscal quarters ending June 30, 2013 and September 30, 2013, the Borrower shall calculate such covenants as if the proceeds of the initial public offering received by the Borrower on or about September 24, 2013 (the “IPO Proceeds”) and which were subsequently applied to the Obligations had been received (and applied to the Obligations) on June 30, 2013.

1.4.          Schedule 6.2 shall be amended and restated in its entirety to read as set forth on Schedule 6.2 hereto.

Section 2.          Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1.          The Borrower, the Guarantors and the Bank shall have executed and delivered this Amendment.

2.2.          The Bank shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment to the extent the Bank or its counsel may reasonably request.

2.3.          Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Bank and its counsel.

Section 3.          Representations.

In order to induce the Bank to execute and deliver this Amendment, the Borrower hereby represents to the Bank that as of the date hereof (a)  the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Bank) and (b) the Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

Section 4.          Miscellaneous.

4.1.      The Borrower and the Guarantors heretofore executed and delivered to the Bank the Security Agreement and certain other Collateral Documents. The Borrower and the Guarantors hereby acknowledge and agree that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Secured Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Bank thereunder, the obligations of the Borrower and Guarantors thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

4.2.       Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

4.3.       The Borrower agrees to pay on demand all costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of counsel for the Bank.

4.4.     This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois.

[Signature Page to Follow]

This Second Amendment to Credit Agreement is entered into as of the date and year first above written.

“Borrower”

Pioneer Power Solutions, Inc.

	By	/s/ Andrew Minkow
	Name	Andrew Minkow
	Title	Chief Financial Officer

“Guarantors”

Jefferson Electric, Inc.

	By	/s/ Andrew Minkow
	Name	Andrew Minkow
	Title	Chief Financial Officer

Pioneer Critical Power Inc.

	By	/s/ Andrew Minkow
	Name	Andrew Minkow
	Title	Chief Financial Officer

Pioneer Custom Electrical Products Corp.

	By	/s/ Andrew Minkow
	Name	Andrew Minkow
	Title	Chief Financial Officer

Accepted and agreed to.

Bank of Montreal, acting through its Chicago Branch

	By	/s/ Larry Allan Swiniarski
	Name	Larry Allan Swiniarski
	Title	Director

Schedule 6.2

Subsidiaries

Name	Jurisdiction of Organization	Percentage Ownership	Owner

Pioneer Critical Power, Inc.	Delaware	100%	Borrower

Jefferson Electric, Inc.	Delaware	100%	Borrower

Nexus Custom Magnetics, LLC	Texas	100%	Jefferson Electric, Inc.

JE Mexican Holdings, Inc.	Delaware	100%	Borrower

Jefferson Electric Mexico Holdings, LLC	Wisconsin	100%	JE Mexican Holdings, Inc.

Nexus Magneticos de Mexico, S. de R.L. de C.V.	Mexico	100%	Nexus Custom Magnetics, LLC—99%

			Jefferson Electric Mexico Holdings, LLC—1%

Pioneer Electrogroup Canada, Inc.	Quebec	100%	Borrower

Pioneer Transformers Ltd.	Quebec	100%	Pioneer Electrogroup Canada, Inc.

Pioneer Wind Energy Systems, Inc.	Quebec	100%	Pioneer Electrogroup Canada, Inc.

Bemag Transformer Inc.	Quebec	100%	Pioneer Electrogroup Canada, Inc.

Pioneer Custom Electrical Products Corp.	Delaware	100%	Borrower

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